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                                                                   EXHIBIT 10.1

                              AMENDED AND RESTATED
            SENIOR OFFICER RETIREMENT/DEFERRED COMPENSATION AGREEMENT

         This Amended and Restated Deferred Compensation Agreement is entered into by and between THE WACKENHUT CORPORATION, a Florida corporation ("Company") and Richard R. Wackenhut ("Executive").

         WHEREAS, the Company and Executive have executed that certain Deferred Compensation Agreement ("Agreement") as of December 29, 1985; and

         WHEREAS, the Company and Executive desire to amend and restate the Agreement.

         NOW THEREFORE, it is agreed as follows:

1.       EMPLOYMENT

         Company will employ Executive as Chief Executive Officer or in such other positions as may be determined from time to time by the Board of Directors of Company and at such rate of compensation as may be so determined. Executive will devote his full energy, skill and best efforts to the affairs of Company on a full-time basis. It is contemplated that such employment will continue until November 11, 2007 (Executive's Retirement Date), but nevertheless either Company or Executive may terminate Executive's employment at any time and for any reason upon ten (10) days written notice to the other.

2.       RETIREMENT

         In the event Executive's employment continues until his Retirement Date, upon retirement, and commencing with the first month after Executive actually retires, Company will pay Executive $14,583.33 monthly for two hundred forty (240) months.

3.       TERMINATION OF EMPLOYMENT

         If Executive terminates his employment with Company for reason other than death, or if Company terminates Executive's employment prior to Executive's Retirement for reason other than death, Company will pay Executive monthly, commencing with the first month after Executive's Retirement Date and continuing for two hundred forty (240) months, the amount specified in Section 2 above.

4.       DEATH

         If Executive dies before Retirement Date and before termination of his employment with Company, Company shall pay Executive's named Beneficiary (designated as provided in Section 6 of this Agreement and hereinafter referred to as Beneficiary) a monthly amount of $8,333.33




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         commencing with the first month following death and continuing for one hundred twenty (120) months thereafter. In the case of death of Executive after termination of employment with Company, but before his Retirement Date, the Company shall pay to Beneficiary $8,333.33 commencing with the first month following death and continuing for one hundred twenty (120) months thereafter. If Executive dies within two hundred forty (240) months following his Retirement Date and while receiving payments hereunder, Company shall pay Beneficiary the payments which would have been made to Executive had he lived for the balance of said two hundred forty (240) month period.

5.       CHANGE IN CONTROL

         Upon the occurrence of a "Change in Control" (as defined in the Employment Agreement between the Executive and Company, dated March 17,
         2000), the Executive's Retirement Date shall automatically be changed for all purposes to the date which is five years prior to the date specified in Section 1 hereof. In addition, within ten (10) days following the date the Executive's employment with the Company is terminated following a Change in Control, the Company shall pay to the Executive or if the Executive dies to the Beneficiary or Beneficiaries, the present value of all deferred compensation provided for pursuant to this Agreement that would have been paid if the Executive remained employed with the Company through the Retirement Date. The present value shall be calculated (i) using a discount rate equal to the lower of the rate provided in Internal Revenue Code Section 280G(d)(4), or six and one half percent (6-1/2%), and (ii) without regard to any mortality factor or related probabilities.

6.       SMALL AMOUNTS

         In the event the amount of any monthly payments provided herein shall be less than Twenty ($20) Dollars, the Company in its sole discretion may in lieu thereof pay the commuted value of such payments (calculated on the basis of the interest rate and mortality assumptions being used by The Northwestern Mutual Life Insurance Company of Milwaukee, Wisconsin, to calculate immediate annuity rates on the date of this Agreement) to the person entitled to such payments.

7.       BENEFICIARY

         The Beneficiary (or Beneficiaries) of any payments to be made after Executive's death, shall be as designated by Executive and shown on attached Exhibit A or such other person or persons as Executive shall designate in writing to Company. If no effective designation of Beneficiaries has been made by Executive, any such payments shall be made to Executive's estate.




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8.       RESTRICTIONS

         Executive shall not at any time, either directly or indirectly, accept employment with, render service, assistance or advice to, or allow his name to be used by any competitor of the Company unless approved by the Board of Directors of the Company. Determination by the Board of Directors of the Company that Executive has engaged in any such activity shall be binding and conclusive on all parties, and in addition to all other rights and remedies which Company shall have, neither Executive nor Beneficiary shall be entitled to any payments hereunder. Upon a "Change in Control", the provisions of this Section 8 shall no longer apply.

9.       INSURANCE

         If Company shall elect to purchase a life insurance contract to provide Company with funds to make payments hereunder, Company shall at all times be the sole and complete owner and beneficiary of such contract, and shall have the unrestricted right to use all amounts and exercise all options and privileges thereunder without knowledge or consent of Executive of Beneficiary or any other person, it being expressly agreed that neither Executive nor Beneficiary nor any other person shall have any right, title or interest whatsoever in or to any such contract.

10.      SOURCE OF PAYMENTS

         Executive, Beneficiary and any other person or persons having or claiming a right to payments hereunder or to any interest in this Agreement shall rely solely on the unsecured promise of Company set forth herein, and nothing in this Agreement shall be construed to give Executive, Beneficiary or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by Company or in which it may have any right, title or interest now or in the future, but Executive shall have the right to enforce his claim against Company in the same manner as any unsecured creditor.

11.      AMENDMENT

         This Agreement may be amended at any time or from time to time by written agreement of the parties.

12.      ASSIGNMENT

         Neither Executive, nor Beneficiary, nor any other person entitled to payments hereunder shall have power to transfer, assign, anticipate, mortgage or otherwise encumber in advance any of such payments, nor shall such payments be subject to seizure for the payment of public or private debts, judgments, alimony or separate maintenance, or be transferable by operation of law in event of bankruptcy, insolvency or otherwise.




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13.      BINDING EFFECT

         This Agreement shall be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns. The Company agrees it will not be a party to any merger, consolidation or reorganization, unless and until its obligations hereunder shall be expressly assumed by its successors.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective the 17th day of March, 2000.


Signed, Sealed and Delivered              EXECUTIVE:
In the Presence of:



/s/ Patricia Delinois                     /s/ Richard R. Wackenhut
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PRINT NAME OF WITNESS BELOW:

Patricia Delinois
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                                          Date:  3/17/00
                                               --------------------------------

/s/ J.C. Tissot
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PRINT NAME OF WITNESS BELOW:

J.C. Tissot
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                                       THE WACKENHUT CORPORATION




/s/ Paul W. Miller                     By: /s/ Allan B. Bernstein
--------------------------------           ------------------------------------
PRINT NAME OF WITNESS BELOW:               Name:  Alan B. Bernstein
                                           Title: Executive Vice President

Paul W. Miller
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/s/ Ultan P. McCabe                        Date:  3/17/00
--------------------------------                -------------------------------
PRINT NAME OF WITNESS BELOW:

Ultan P. McCabe
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